AMENDMENT NO. 3
                                       TO
                            GREAT FINANCIAL BANK, FSB
                               401(k) SAVINGS PLAN

         Effective June 1, 1992, Great Financial Bank, FSB, by action of its Board of Directors, adopted the Great Financial Bank, FSB 401(k) Savings Plan.
         Plan Article XII provides that the Plan may be amended by a written instrument which is duly executed. The Plan has been amended and restated in its entirety. The latest restatement of the Plan was effective as of January 1, 1995.
         It is now deemed advisable to further amend the Plan as hereinafter provided, and to be effective as of July 1, 1996.

1.       AMENDMENT TO PLAN SECTION 1.14(b).

         In order to permit Employees whose work schedule is on a part-time basis, and who would otherwise qualify for participation in the Plan, Plan
Section 1.14(b), which excludes employees who are compensated on an hourly basis from participating in the Plan, is deleted in its entirety, and the remaining sections of Section 1.14 are renumbered accordingly.

2.       AMENDMENT TO PLAN SECTION 6.1.

         Plan Section 6.1 contains provisions for the distribution of benefits to Participants, and a new Section 6.1(c) is added to the Plan to read as follows.

         6.1(c) When a Participant attains age 45 and has completed five Years of Service then such Participant may elect to receive a pre-retirement distribution of all or any portion of such Participant's Accounts derived from Employer contributions. A Participant may not elect to receive a pre-retirement distribution of such Participant's Accounts derived from a Salary Deferral Account (Employee salary deferrals/elective contributions) prior to age 59 1/2. A Participant's election for a pre-retirement distribution must specify the percentage or dollar amount that the Participant desires to be distributed to him. The Committee, acting in accordance with the Participant's election, will order the Trustee to make such distribution to the Participant as soon as administratively practicable. The Participant's remaining benefits which are not distributed pursuant to the Participant's election will be distributable at such future time as the Participant may elect in accordance with the terms of this Plan.

3.       AMENDMENT TO ARTICLE XI.

         Article XI contains provisions for the purchase of life insurance on a Participant's life, and as it is desired to permit Participants to direct their Accounts for the purchase of life insurance on the Participant's life and any person in whom the Participant may have an insurable interest, this Article of the Plan is amended to read as follows.

                                   ARTICLE XI

                         INSURANCE CONTRACT INVESTMENTS

         11.1 ACQUISITION OF LIFE INSURANCE CONTRACTS - The Committee may authorize the Trustee to acquire and maintain a life insurance policy on the life of any Participant and any person in whom the Participant may have an insurable interest only with the Participant's consent and at the specific direction of the Participant. A Participant may revoke his or her consent at any time and upon the Participant's revocation of consent the Committee will take appropriate action to dispose of such life insurance contract by either selling or distributing such life insurance contract to the Participant, as hereinafter provided, or by liquidating the life insurance contract by submitting the policy for cancellation to the insurance company which issued the policy.

         11.2 LIFE INSURANCE CONTRACTS ALLOCATED TO PARTICIPANTS' ACCOUNTS - The Committee may establish procedures to permit Participants to elect to direct the investment of Participants' Accounts into policies of life insurance on the life of any Participant or on the joint lives of the Participant and any person in whom the Participant has an insurable interest. The Committee will adopt such procedures as it deems necessary in order to ensure that the provisions of this Article are made available to all Participants on a non-discriminatory basis.

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                  11.2(a)  Applications for life insurance  policies may only be made through life insurance agents, and life insurance companies which are on a list of companies and agents which have been approved by the Committee. Any contract issued on the life of a Participant (or any eligible insured as herein described) will constitute an investment of the Participant's Accounts, and upon the death of such Participant the proceeds received from the insurance company by the Trustee will be allocated and credited to such insured Participant's account or to the Participant's beneficiary as the Committee may approve. Life insurance benefits paid to a Participant's Accounts will be paid to such Participant's beneficiaries as provided for under the terms of the Plan.

                  11.2(b) The Committee will authorize and direct the Trustee to disburse any funds held by it in payment of premiums of any other obligations due under such contracts or to convert other trust assets to cash for the purpose of making such payments. No insurance company which issues a life insurance policy will be a party to this Plan. The liability of any such insurance company will be as provided in any policy that it issues. The insurance company will be fully protected from all liability in accepting premium payments from the Trustee and in making payments to or on direction of the Trustee without liability as to the application of such payments. In the event of any conflict between the terms of the Plan and the terms of any insurance contract purchased hereunder, the Plan provisions will control.

                  11.2(c) If any life insurance policy is on the joint lives of a Participant and another person and the Participant dies, then the Committee will direct the Trustee as to the distribution of such life insurance policy in accordance with the Participant's current Beneficiary Designation on file with the Administration Committee.

                  11.2(d) If any life insurance policy is on the joint lives of a Participant and another person and the other person dies, then the Committee, after considering the directions of the Participant, may order the distribution of the life insurance policy from this Plan to the Participant as hereinafter provided.

                  11.2(e) Unless otherwise instructed by the Committee, the cost, payment of premiums, for any life insurance policy and the ownership of the insurance contract will be charged to Participant Accounts as hereinafter provided.

         11.3     LIMITATIONS   ON  PREMIUMS  AND  ALLOCATION   OF  PREMIUMS  TO
                  PARTICIPANT ACCOUNTS.

                  11.3(a) The aggregate premiums for ordinary life insurance on the life of any Participant or on the joint lives of the Participant and any person in whom the Participant has an insurable interest will be less than 50 percent of the total contributions and forfeitures which have been allocated to a Participant's Accounts. The aggregate premiums for term life insurance protection on the life of any Participant or on the joint lives of the Participant and any person in whom the Participant has an insurable interest will be less than 25 percent of the total contributions and forfeitures which have been allocated to a Participant's Accounts. Notwithstanding the above, after a Participant has completed five Years of Service with the Employer the entire Participant's Account may be used for the payment of life insurance premiums for either ordinary or term life insurance on the life of the Participant or on the joint lives of the Participant and any person in whom the Participant has an insurable interest.

                  11.3(b) When a Participant has more than one Account life insurance premiums will be charged (allocated) to and among a Participant's Accounts on a pro-rata basis of the total premium to the total value of the Participant's Accounts.

                  11.3(c) Notwithstanding the above, in the event the amount of premiums for life insurance exceed the percentage limitations stated above then the amount of such excess premium will be charged (allocated) to the Participant's Account which is derived from Employer contributions which have been in the Plan for a period of at least two years as such amounts may be used for the payment of life insurance premiums without limitation.

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                  11.3(d) The Committee may establish  such  procedures  for the payment of premiums on policies of life insurance acquired pursuant to the provisions of this Article as the Committee determines reasonable and appropriate.

         11.4 TRUSTEE AS OWNER OF ALL CONTRACTS - Any contract issued under the provisions of this Article will provide that the Trustee be the owner, and retirement payee. No contract will require the consent of the Participant for the exercise of any right granted therein.

         11.5 KEY MAN INSURANCE - The Plan Administrator may direct the Trustee to purchase key man life insurance on the life of any Employee (whether or not a Participant) who is considered essential to the successful operation of the Employer. Any such key man life insurance policy will be purchased as an investment of the Trust, and not for the benefit or account of any Participant thereunder, and the entire death benefit under any such policy will be made payable to the Trustee.

         11.6 APPLICATION OF DIVIDENDS - Upon written direction of the Committee, the Trustee will either collect and receive all dividends or other payments of any kind payable with respect to, under, or arising out of, any insurance contracts held in the Trust or leave the same with the issuing insurance company for further investment or use such dividends to reduce gross premiums.

         11.7 SUBSTITUTION OF CONTRACT - If the Committee cannot obtain a contract conforming exactly to the requirements of this Article, then the Committee will apply for a contract which in the opinion of the Committee comes closest to meeting such requirements.

         11.8 PAYMENT OF DEATH BENEFITS - If a policy of life insurance has been issued on a Participant's life, then upon the Participant's death the Trustee will collect the policy proceeds and make distribution thereof in accordance with the terms of the Plan.

         11.9 STATUS OF CONTRACT UPON SEVERANCE OF EMPLOYMENT - In the event of severance of employment, or in the event of any change in the status of a Participant which affects any such contract, the Committee will authorize and direct the Trustee either to convert the entire value of the life insurance contract at or before such severance or other change as stated above into cash or annuity so that no portion of such value may be used to continue life insurance protection beyond actual retirement, or the Committee will authorize the Trustee to distribute the contract to the Participant.

         11.10 PRE-RETIREMENT DISTRIBUTIONS OF LIFE INSURANCE POLICIES - If a policy of life insurance has been issued on a Participant's life, or the lives of the Participant and another person, and the life insurance contract may no longer be owned as an asset of the Trust, the Committee may direct the Trustee to sell and/or distribute the life insurance policy to the insured Participant upon such terms and conditions as are determined to be in the insured Participant's best interest. If the policy has a residual cash surrender value at the time the life insurance policy is distributed to the Participant, then the amount of the residual cash surrender value will be charged to the Participant's Account as a reduction thereof unless the Participant purchases such policy as herein provided.

         In all other respects, the Plan, as initially adopted effective June 1, 1992, and restated as of January 1, 1995, will remain in full force and effect.

         IN TESTIMONY WHEREOF, this Amendment has been executed, in multiple counterparts, any one of which may be considered an original, June 27, 1996.


                                   GREAT FINANCIAL BANK, FSB

                                   By:    /S/ DOUGLAS A. MUSSLER

                                   Title: EXECUTIVE VICE PRESIDENT AND SECRETARY



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